EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-107329 on Form S-8 of Westamerica Bancorporation of our report dated June 17, 2011, appearing in this Annual Report on Form 11-K of Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP) for the year ended December 31, 2011.

/s/ Perry-Smith LLP
Perry-Smith LLP

Sacramento, California
June 25, 2012